Exhibit 99.77Q1(a)

Articles of Incorporation of Invesco Manager Series Funds, Inc. dated May 21, 2002, filed with the initial Registration Statement of INVESCO Manager Series Funds, Inc. on May 28, 2002 and incorporated herein by reference.